UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2009

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Blvd., Atlanta, Georgia		30318-2825
(Address of principal executive offices)		(Zip Code)

(404) 352-1680

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Executive Officer

On January 12, 2009, the Company announced that William A. Holl, Executive Vice President and Chief Operating Officer, would be resigning effective January 15, 2009 and that the position of Chief Operating Officer was being eliminated. A copy of the press release announcing Mr. Holl’s resignation was issued on January 12, 2009 and is attached hereto as Exhibit 99.1.

(e)	Compensatory Arrangements

The Company has entered into a Separation Agreement with William A. Holl, effective January 15, 2009, regarding the terms of his departure from the Company. In accordance with the terms of the Separation Agreement, if Mr. Holl signs and does not revoke a general release of the Company and its directors, officers and affiliates, he will receive, ratably through March 15, 2010, payments equal to 18 months of his base salary and a lump-sum pro rata bonus payment at target (60%) for that portion of fiscal year 2009 that has elapsed through his separation date. Mr. Holl may also elect continuation coverage under the Company’s group health plan, and may continue term life insurance coverage, both at the same levels and in the same manner as if he had not resigned, until the earlier of (a) the 18-month anniversary of his separation from the Company, and (b) the date on which he commences employment with a new employer and is eligible to participate in its healthcare benefits and/or term life insurance programs. In addition, Mr. Holl will receive a one-time payment in lieu of outplacement services in the amount of 10% of his base salary.

Pursuant to the Severance Agreement, Mr. Holl is prohibited from competing with the Company under specified circumstances and from soliciting certain customers or Company employees for an 18-month period following his resignation. In addition, Mr. Holl is prohibited from disclosing Company-owned confidential information, for a four-year period following his termination, and/or trade secrets belonging to the Company, for so long as they continue to constitute trade secrets under Georgia law.

Item 8.01.	Other Matters.

Election of Directors

On January 8, 2009, the stockholders elected J. Veronica Biggins and O.B. Grayson Hall, Jr. to the Board of Directors. Mr. Hall fills the vacancy left by Mr. Kenyon W. Murphy, who did not stand for re-election. Ms. Biggins and Mr. Hall were elected to the class of directors whose term expires at the 2012 annual meeting.

Ms. Biggins will continue to serve on the Board’s Compensation and Nominating and Corporate Governance Committees, and Mr. Hall will serve on the Board’s Audit and Compensation Committees. Both will participate in the standard, non-employee director compensation arrangements described in the Company’s 2009 proxy statement. A copy of the press release announcing the election of directors was issued on January 14, 2009 and is attached hereto as Exhibit 99.2.

Dividend

On January 9, 2009, the Company’s Board of Directors declared a quarterly dividend of four cents per share. A copy of the press release announcing this action was issued on January 12, 2009 and is attached hereto as Exhibit 99.3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Zep Inc.

Date: January 15, 2009	By:	/s/ C. Francis Whitaker, III
C. Francis Whitaker, III Vice President, General Counsel, and Secretary

EXHIBIT INDEX

99.1*	PressRelease regarding Resignation of Executive Officer dated January 12, 2009.

99.2*	PressRelease regarding Election of Directors dated January 14, 2009.

99.3*	PressRelease regarding Dividend Declaration dated January 12, 2009.

* Filed with the Commission as part of this Form 8-K.